CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Shore Bancshares, Inc. (the "Company") of our report dated January 19, 2001, on the 2000 consolidated financial statements of the Company, which appears on page 40 of the 2000 Annual Report to Stockholders of the Company that is included in the Company's annual report on Form 10-K for the year ended December 31, 2000.

                                                    /s/ Stegman & Company
                                                    -------------------------



Baltimore, Maryland
May 1, 2001